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                                                                       EXHIBIT 7



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-71505 of Ameritas Variable Life Insurance Company Separate Account V of our reports dated February 5, 2000, on the financial statements of Ameritas Variable Life Insurance Company and the subaccounts of Ameritas Variable Life Insurance Company Separate Account V appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP



Lincoln, Nebraska
February 28, 2000